      As filed with the Securities and Exchange Commission on July 7, 1998
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                 VERISIGN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                       94-3221585
  (State or Other Jurisdiction                          (I.R.S. Employer
of Incorporation or Organization)                      Identification No.)

                               1390 SHOREBIRD WAY
                            MOUNTAIN VIEW, CA  94043
          (Address of Principal Executive Offices, including Zip Code)

                SECUREIT, INC. OPTIONS ASSUMED BY THE REGISTRANT
                            (Full Title of the Plan)

                                  DANA L. EVAN
                            CHIEF FINANCIAL OFFICER
                                 VERISIGN, INC.
                               1390 SHOREBIRD WAY
                            MOUNTAIN VIEW, CA  94043
                                 (650) 961-7500
(Name, Address and Telephone Number, including Area Code,  of Agent For Service)

                                   COPIES TO:

                            Jeffrey R. Vetter, Esq.
                             Lynda M. Twomey, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                              Palo Alto, CA  94306

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

                                             AMOUNT         PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
                                             TO BE         OFFERING PRICE PER        AGGREGATE OFFERING      REGISTRATION FEE
TITLE OF SECURITIES TO BE REGISTERED       REGISTERED             SHARE                     PRICE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value             208,809 (1)          $36.75 (2)            $7,673,730.75 (2)         $2,264 (3)
------------------------------------------------------------------------------------------------------------------------------------


 (1) Shares subject to assumed SecureIT, Inc. options as of July 6, 1998.

 (2) Estimated as of June 29, 1998 pursuant to Rule 457(c) solely for purpose of calculating the registration fee.

 (3) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

                                 VERISIGN, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement on Form S-8 is being filed in relation to the assumption by the Registrant of outstanding options to purchase Common Stock of SecureIT, Inc., a Georgia corporation, and the conversion of such options into options to purchase Common Stock of the Registrant, in connection with the acquisition of SecureIT, Inc. by the Registrant.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
------   ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements of the Registrant for the period from April 12, 1995 (inception) to December 31, 1995 and for the years ended December 31, 1996 and 1997.

     (b)  The Registrant's Form 10-Q for the fiscal quarter ended March 31,
          1998.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
-------  -------------------------

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------   --------------------------------------

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.
------   ---------------------------------------------------------------------

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Amended and Restated Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; (ii) the Registrant may, in its discretion, indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its Certificate of Incorporation, its Amended and Restated Bylaws, or agreement; (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with defending a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and (iv) the rights conferred in the Amended and Bylaws are not exclusive.

     The Registrant has entered into Indemnification Agreements with each of its current directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

     Reference is also made to Article VIII of the Underwriting Agreement for the registrant's initial public offering, effected pursuant to a Registration Statement on Form S-1 filed with the SEC and declared effective on January 29, 1998 (File No. 333-40789) (the "Form S-1"), which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provisions in the Registrant's Certificate of Incorporation, Amended and Restated Bylaws and the Indemnification Agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

     The Registrant currently carries a directors' and officers' liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
------   -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
------   --------

         4.01 Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.03 of the Form S-1).

         4.02 Form of Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.05 of the Form S-
              1).

         4.03 Registrant's 1995 Stock Option Plan (incorporated herein by reference to Exhibit 10.06 of the Form S-1).

         4.04 Registrant's 1997 Stock Option Plan (incorporated herein by reference to Exhibit 10.07 of the Form S-1).

         4.05 Registrant's 1998 Directors Stock Option Plan (incorporated herein by reference to Exhibit 10.08 of the Form S-1).

         4.06 Registrant's 1998 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.09 of the Form S-1).

         4.07 Registrant's 1998 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.10 of the Form S-1).

         4.08 Amended and Restated Investors' Rights Agreement, dated November 15, 1996, among the Registrant and the parties indicated therein (incorporated herein by reference to Exhibit 4.01 of the Form S-
              1).

         4.09 Registration Rights Agreement, dated July 6, 1998, among the Registrant and the parties indicated therein.

         5.01   Opinion of Fenwick & West LLP.

         23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).

         23.02  Consent of KPMG Peat Marwick LLP.

         24.01  Power of Attorney (see page 6).


ITEM 9.  UNDERTAKINGS.
------   ------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) above do not
          --------  -------
apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                          ---------
thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Stratton D. Sclavos, Dana L. Evan and Timothy Tomlinson, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 6th day of July, 1998.

                            VERISIGN, INC.

                            By:  /s/ Stratton Sclavos
                                 -------------------------------------
                                 Stratton D. Sclavos,
                                 President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                    Title                                  Date
               ---------                                    -----                                  ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ Stratton Sclavos                        President, Chief Executive Officer and             July 6, 1998
----------------------------------------
Stratton D. Sclavos                         Director

PRINCIPAL FINANCIAL OFFICER
AND PRINCIPAL ACCOUNTING OFFICER:

/s/ Dana Evan                               Vice President of Finance and                      July 6, 1998
----------------------------------------
Dana L. Evan                                Administration and Chief Financial
                                            Officer

ADDITIONAL DIRECTORS

/s/ D. James Bidzos                         Chairman of the Board                              July 6, 1998
----------------------------------------
D. James Bidzos

/s/ William Chenevich                       Director                                           July 6, 1998
----------------------------------------
William Chenevich

                                            Director                                           July __, 1998
----------------------------------------
Kevin R. Compton

/s/ David Cowan                             Director                                           July 6, 1998
----------------------------------------
David J. Cowan

/s/ Timothy Tomlinson                       Director and Secretary                             July 6, 1998
----------------------------------------
Timothy Tomlinson

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.               Description
----------                -----------

 4.01 Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.03 of the Form S-1).

 4.02 Form of Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.05 of the Form S-1).

 4.03   Registrant's 1995 Stock Option Plan (incorporated herein by reference to
        Exhibit 10.06 of the Form S-1).

 4.04   Registrant's 1997 Stock Option Plan (incorporated herein by reference to
        Exhibit 10.07 of the Form S-1).

 4.05 Registrant's 1998 Directors Stock Option Plan (incorporated herein by reference to Exhibit 10.08 of the Form S-1).

 4.06 Registrant's 1998 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.09 of the Form S-1).

 4.07 Registrant's 1998 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.10 of the Form S-1).

 4.08 Amended and Restated Investors' Rights Agreement, dated November 15, 1996, among the Registrant and the parties indicated therein (incorporated herein by reference to Exhibit 4.01 of the Form S-1).

 4.09 Registration Rights Agreement, dated July 6, 1998, among the Registrant and the parties indicated therein.

 5.01   Opinion of Fenwick & West LLP.

 23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).

 23.02  Consent of KPMG Peat Marwick LLP.

 24.01  Power of Attorney (see page 6).